SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 / / Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))

                          EXCELSIOR INCOME SHARES, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $.0001 per share

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                     [LOGO]

                                   Excelsior
                              Income Shares, Inc.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2000

                    The Annual Meeting of Shareholders of Excelsior Income Shares, Inc. (the "Company") will be held in Conference Room 14B, at 114 West 47th Street, New York, N.Y. 10036, on Tuesday, May 9, 2000, at 11:00 a.m., New York City time, for the following purposes:

                        (1) To elect five directors to hold office until the next Annual Meeting and until their respective successors shall have been duly elected and qualified;

                        (2) To consider and act upon approving a new Investment Advisory Agreement between the Company and United States Trust Company of New York;

                        (3) To consider and act upon the selection by the Board of Directors of PricewaterhouseCoopers LLP as the independent certified public accountants of the Company for the fiscal year ending December 31, 2000;

                        (4) To transact such other business as may properly come before the Meeting or any adjournments thereof.

                    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE IN FAVOR OF ALL ITEMS.

                    Shareholders of record as of the close of business on March 15, 2000, are entitled to vote at the Meeting or any adjournment thereof.

                                                        ROBERT D. CUMMINGS
                                                             Secretary
New York, New York
April 5, 2000

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED PREPAID ENVELOPE. YOU MAY ALSO VOTE BY PHONE BY CALLING 1-800-840-1208.

                         EXCELSIOR INCOME SHARES, INC.
                              114 WEST 47TH STREET
                            NEW YORK, NEW YORK 10036

                                PROXY STATEMENT

                                    GENERAL

                    This Proxy Statement and Notice of Annual Meeting with accompanying form of proxy are being furnished by the Board of Directors of Excelsior Income Shares, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of its shareholders, or any adjournment thereof, to be held in Conference Room 14B, at 114 West 47th Street, New York, N.Y. 10036, on Tuesday, May 9, 2000, at 11:00 a.m., New York City time. The proxy statement and proxy are being mailed to shareholders on approximately April 5, 2000.

                    The Company is a registered investment company organized as a corporation under the Business Corporation Law of the State of New York pursuant to a Certificate of Incorporation dated March 14, 1973. The mailing address of the Company is 114 West 47th Street, New York, New York 10036.

                    The Fund commenced operations on May 15, 1973. The Annual Report for the Fund for the year ended December 31, 1999, including audited financial statements is enclosed.

MANNER OF VOTING PROXIES AND VOTE REQUIRED

                    If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Annual Meeting in accordance with the instructions on the proxy. If no instructions are specified, shares will be voted for proposed Items 1, 2 and 3. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked prior to its exercise by a signed writing delivered at the Annual Meeting or filed with the Secretary of the Company.

                    If sufficient votes to approve the proposed Items 1, 2 and 3 are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares voted at the Annual Meeting. When voting on a proposed adjournment, the persons named as proxies will vote all shares that they are entitled to vote with respect to each Item for the proposed adjournment, unless directed to disapprove the Item, in which case such shares will be voted against the proposed adjournment.

                    The cost of solicitation will be borne by United States Trust Company of New York. The solicitation is to be made primarily by mail. The Company's officers and investment adviser and administrators may also solicit proxies by telephone, telegraph, facsimile or personal interview. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy or by attending the shareholder meeting and electing to vote in person.

                    As of the close of business on March 15, 2000, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, 2,169,091 shares of Common Stock, par value $.01 per share, of the Company were outstanding. Each share is entitled to one vote at the Annual Meeting. To the knowledge of the Company, no person is the beneficial owner of more than 5% of the Company's outstanding shares, except as follows: Karpus Management Inc. d/b/a Karpus Investment Management.

ITEM 1--TO ELECT FIVE DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL HAVE BEEN DULY ELECTED AND QUALIFIED.

                    It is the intention of the persons named as proxies in the accompanying form of proxy to vote at the Annual Meeting for the election of the nominees named below as directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified. If any such nominee should be unable to serve, an event not now anticipated, the persons named as proxies will vote for such other nominee as may be proposed by management. Each of the nominees was previously elected as Director of the Company by the Company's shareholders at the meeting of shareholders held on April 5, 1999.

INFORMATION CONCERNING NOMINEES

                    The following table sets forth the ages, positions and offices with the Company, principal occupation or employment during the past five years and other directorships, if any, of each nominee.

                                 POSITIONS AND OFFICES             PRINCIPAL OCCUPATION
         NAME             AGE      WITH THE COMPANY         OR EMPLOYMENT; OTHER DIRECTORSHIPS
-----------------------   ---    ---------------------   ----------------------------------------
TOWNSEND BROWN, II*....   69     Chairman since 1992     President and CEO of the Company since
                                                         1992. Attorney. Senior Vice President of
                                                         United States Trust Company of New York
                                                         1978 to 1992.
GEOFFREY J. O'CONNOR...   53     Director since 1999     Attorney. Private Practice.
JOHN H. REILLY.........   72     Director since 1996     Attorney. Member of Dickerson & Reilly.
PERRY W. SKJELBRED.....   52     Director since 1993     Founder, CEO, Enterprise Capital Inc.
                                                         1993. Founder, CEO, American
                                                         Infrastructure, Inc. 1989 to 1993.
                                                         Senior Vice President and Chief
                                                         Investment Officer NATIONAR, Inc. 1986
                                                         to 1989. Director: Enterprise Capital,
                                                         Inc., Medical Marketing Group, Inc.
PHILIP J. TILEARCIO....   46     Director since 1993     Investor.

----------
    *Such director is an "interested person" of the Company within the meaning of the Investment Company Act of 1940.

                    For purposes of describing the business experience of Mr. Townsend Brown II, United States Trust Company of New York and U.S. Trust Corporation may be deemed to be "affiliates" of the Company by virtue of the contractual relationships with the Company. See "Advisory Agreement."

                    The Board of Directors has a standing Audit Committee consisting of Mr. Geoffrey J. O'Connor, Mr. John H. Reilly, Mr. Perry W. Skjelbred and Mr. Philip J. Tilearcio, none of whom is an "interested person" of the Company within the meaning of the Investment Company Act of 1940. The Audit Committee held one meeting during the year ended December 31, 1999. The functions performed by the Audit Committee include making recommendations with respect to engaging and discharging the Company's independent auditors, reviewing with the Company's independent auditors the plan and results of the annual examination of the Company's financial statements, reviewing the scope and results of the Company's procedures for internal auditing, reviewing the independence of the Company's auditors, considering the range of audit fees and reviewing the adequacy of the Company's system of internal accounting controls.

                    The Company's Board of Directors held five meetings during the year ended December 31, 1999.

                    The By-Laws of the Company provide that the Company will indemnify its officers and directors on the terms, to the extent and subject to the conditions prescribed by the Business Corporation Law of the State of New York, the

Investment Company Act of 1940, and the rules and regulations thereunder, and subject to such other conditions as the Board of Directors may in its discretion impose.

                    To the extent permitted by the Business Corporation Law of the State of New York, the Investment Company Act of 1940, and the rules and regulations thereunder, the Company may purchase and maintain on behalf of any person who may be indemnified under the By-Laws, insurance covering any risks in respect of which he may be indemnified by the Company.

INFORMATION CONCERNING EXECUTIVE OFFICERS

                    The following table sets forth the ages, positions and offices with the Company and principal occupation or employment during the past five years of each of the Company's executive officers.

                                 POSITIONS AND OFFICES             PRINCIPAL OCCUPATION
         NAME             AGE      WITH THE COMPANY                   OR EMPLOYMENT
-----------------------   ---    ---------------------   ----------------------------------------
Townsend Brown, II.....   69     Chairman, President     Chairman, President and Chief Executive
                                 and Chief Executive     Officer of the Company.
                                 Officer since April
                                 9, 1992
Robert D. Cummings.....   55     Secretary and Treas-    Manager of the Common Trust Funds
                                 urer since April 9,     Department of United States Trust
                                 1992                    Company of New York since 1980, Vice
                                                         President since April 1987.

                    For purposes of describing the business experience of Mr. Cummings, United States Trust Company of New York may be deemed to be an "affiliate" of the Company by virtue of the contractual relationships with the Company described below. See "Advisory Agreement."

                    The Company's executive officers were re-elected by the Board of Directors on April 5, 1999, to serve until the meeting of the Board of Directors scheduled to take place immediately after the Annual Meeting of the Company's shareholders on May 9, 2000, and until their successors are duly elected and qualified.

COMPENSATION OF AND TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

                    The following table describes the compensation paid during the last fiscal year to each Director and nominee.

                                                             PENSION OR
                                                             RETIREMENT
                                                              BENEFITS
                                            TOTAL          ACCRUED AS PART        ESTIMATED
                                        COMPENSATION         OF COMPANY        ANNUAL BENEFIT
           NAME OF PERSON               FROM COMPANY          EXPENSES         UPON RETIREMENT
-------------------------------------  ---------------     ---------------     ---------------
Townsend Brown, II...................  $48,638                  None                None
Edwin A. Heard**.....................  $7,000                   None                None
Geoffrey J. O'Connor.................  $-0-                     None                None
James J. O'Leary*....................  $5,450                   None                None
John H. Reilly.......................  $7,000                   None                None
Perry W. Skjelbred...................  $7,000                   None                None
Philip J. Tilearcio..................  $7,000                   None                None
Kenneth G. Walsh**...................  $-0-                     None                None

                    * Mr. O'Leary served as a Director through Oct. 13, 1999. ** Edwin A. Heard and Kenneth G. Walsh are not standing for reelection as directors. This will allow United States Trust Company of New York, to comply with the requirement under Section 15(f) of the Investment Company Act of 1940 that at least 75% of the Company's directors not be "interested persons" for three years after a change of control of an investment adviser.

                    Townsend Brown II has an employment agreement (the "Employment Agreement") with the Company which took effect on May 4, 1994, continuing through May 3, 2004. Pursuant to the Employment Agreement, Mr. Brown acts as President and Chief Executive Officer of the Company, and has such duties as are assigned to him by the Company. The Employment Agreement provides that Mr. Brown is not required to spend any specific amount of time on the business of the Company, subject to the performance of his duties to the Company.

                    The Employment Agreement provides Mr. Brown with an annual base salary, payable in equal monthly installments at an annual rate of not less than $40,000, subject to adjustments on each January 1 to reflect increases in the Urban Consumer Price Index for the New York Metropolitan Area from the prior January 1. The Employment Agreement may be terminated by the Company or Brown upon proper notice, pursuant to the terms of the Employment Agreement.

                    Under the Employment Agreement, in the event of a termination of Mr. Brown by the Company without "Cause," or by Mr. Brown for "Good Reason" (as each such term is defined in the Employment Agreement), the Company must pay Mr. Brown a lump sum payment equal to his current salary for the remainder of the employment term and an annualized 3% compound interest on such amount. In the event of a termination of Mr. Brown's employment by reason of his death or disability, or termination by the Company for Cause or voluntary termination by Mr. Brown without Good Reason, the Company must pay Mr. Brown (or, in the case of his death, to his estate), all accrued but unpaid salary as of the termination date. The Employment Agreement provides that the Company will make Mr. Brown whole for any excise taxes imposed upon him under Section 4999 of the Internal Revenue Code due to payments made to him in connection with his termination.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS AND NOMINEES

                    The following table sets forth information as of December 31, 1999, with respect to beneficial ownership of the Company's Common Stock, par value $.01 per share, by directors individually and officers and directors as a group.

                                                                      PERCENTAGE
                                          NUMBER OF SHARES             OF TOTAL
         NAME OF INDIVIDUAL                AND NATURE OF             OUTSTANDING
            OR NUMBER OF                     BENEFICIAL               SHARES OF
          PERSONS IN GROUP                   OWNERSHIP               COMMON STOCK
-------------------------------------   --------------------     --------------------
Townsend Brown, II...................   1,100(1)(2)                      (3)
Edwin A. Heard.......................   1,800(1)(2)                      (3)
Geoffrey J. O'Connor.................   100(1)(2)                        (3)
John H. Reilly.......................   100(1)(2)                        (3)
Perry W. Skjelbred...................   1,000(1)(2)                      (3)
Philip J. Tilearcio..................   100(1)(2)                        (3)
Kenneth G. Walsh.....................   100(1)(2)                        (3)
Robert D. Cummings...................   -0-                              (3)
All Officers and Directors of the
  Company as a group (eight)......... 4,300(of record)(1)                (3)

---------------
    (1) None of these shares is beneficially owned based upon a right to acquire beneficial ownership within 60 days.
    (2) Sole voting and sole investment power.
    (3) Amount does not exceed 1%.

                    Election of each nominee as a Director of the Company will require the vote of a majority of the outstanding voting securities of the Company present in person or represented by proxy at the Annual Meeting.

                    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES AS DIRECTORS OF THE COMPANY.

ITEM 2--TO CONSIDER AND ACT UPON APPROVING A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE COMPANY AND UNITED STATES TRUST COMPANY OF NEW YORK.
BACKGROUND

                    United States Trust Company of New York (the "Adviser") has provided investment advisory and administrative services to the Company since the Company's commencement of operations on May 15, 1973. The Advisory Agreement has been approved by the Directors and shareholders of the Company. Upon review of the Company's records regarding these approvals, and to avoid any doubt as to such approvals, Board of Directors of the Company, including a majority of the directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Company, at a meeting held on March 14, 2000, approved renewing the Investment Advisory agreement in the form identical to the Investment Advisory Agreement which the shareholders of the Company last renewed for an additional year at the Annual Shareholder's meeting held on April 5, 1999.

                    On January 12, 2000, The Charles Schwab Corporation ("Schwab") and U.S. Trust Corporation entered into a definitive agreement to merge (the "Merger"). After the Merger, U.S. Trust Corporation will be a wholly-owned subsidiary of Schwab. The Merger is anticipated to close by July 2000, however, it is subject to a number of conditions, including certain regulatory and shareholder approvals.

                    The Adviser, a subsidiary of U.S. Trust Corporation, will continue to serve as investment adviser to the Company after the Merger. The Merger, however, represents a change in ownership of the parent corporation of the Adviser and, as such, may have the effect under the Investment Company Act of 1940 (the "1940 Act") of terminating the existing Investment Advisory Agreement between the Company and the Adviser at the date of the consummation of the Merger.

                    As a consequence of the Merger and in order to provide continuity of investment advisory services, the Board of Directors of the Company has proposed for the approval of the Company's shareholders a new Investment Advisory Agreement with the Adviser. THE TERMS OF THE NEW INVESTMENT ADVISORY AGREEMENT (INCLUDING THE INVESTMENT ADVISORY FEE) ARE IDENTICAL TO THOSE IN THE EXISTING AGREEMENT, EXCEPT AS FOLLOWS:

                    THE NEW INVESTMENT ADVISORY AGREEMENT:

                    * WILL BE DATED AS OF THE DATE OF THE MERGER IF THE MERGER
                      IS COMPLETED, OR UPON TERMINATION OF THE DEFINITIVE MERGER AGREEMENT IF THE MERGER IS NOT COMPLETED;

                    * ALLOWS THE ADVISER TO PROVIDE ADVISORY SERVICES THROUGH
                      ITS OWN EMPLOYEES OR THE EMPLOYEES OF AN AFFILIATED COMPANY AS LONG AS SUCH EMPLOYEES FUNCTION AS PART OF AN ORGANIZED GROUP OF PERSONS, THE USE OF SUCH EMPLOYEES DOES NOT RESULT IN A CHANGE OF ACTUAL CONTROL OR MANAGEMENT OF THE ADVISER UNDER THE 1940 ACT AND THE USE OF SUCH EMPLOYEES HAS BEEN APPROVED BY THE BOARD OF THE DIRECTORS OF THE COMPANY:

                    * ALLOWS AN AFFILIATE OF THE ADVISER TO ASSUME THE
                      OBLIGATIONS OF THE ADVISER UNDER THE ADVISORY AGREEMENT, SO LONG AS:

                      * THE AFFILIATE IS QUALIFIED TO ACT AS AN INVESTMENT
                        ADVISER TO THE COMPANY UNDER APPLICABLE LAW;

                      * THE ASSUMPTION WILL NOT RESULT IN A CHANGE OF ACTUAL
                        CONTROL OR MANAGEMENT OF THE ADVISER, UNDER THE 1940 ACT; AND

                      * THE ASSUMPTION OF THE ADVISER'S OBLIGATIONS HAS BEEN
                        APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                      * MAY BE AMENDED BY A VOTE OF THE BOARD OF DIRECTORS OF
                        THE COMPANY IF THE AMENDMENT DOES NOT REQUIRE SHAREHOLDER APPROVAL UNDER THE 1940 ACT.

                    Through its principal subsidiary Charles Schwab & Co., Inc., Schwab is the nation's fourth largest financial services firm and the nation's largest electronic brokerage firm, in each case measured by customer assets. At December 31, 1999, Schwab served 6.6 million active accounts with $725 billion in customer assets through 340 branch offices, four regional customer telephone service centers and automated telephonic and online channels. Approximately 30% of Schwab's customer assets and approximately 13% of its customer accounts are managed by the 5,800 independent, fee-based investment advisors served by Schwab's institutional investor segment.

                    The Merger is subject to Federal Reserve Board and other regulatory approvals and to approval by U.S. Trust Corporation's shareholders. The transaction is expected to close by July 2000.

                    As required by the 1940 Act, the existing Investment Advisory Agreement provides for its automatic termination upon "assignment." Consummation of the Merger may be deemed to be an assignment (as defined in the 1940 Act) of the existing Investment Advisory Agreement resulting in the termination of the existing Investment Advisory Agreement in accordance with its terms. In anticipation of the consummation of the Merger, and to provide continuity in investment advisory services, the Board of Directors of the Company, including a majority of the Board members who are not "interested persons" (as defined in the 1940 Act), at a meeting held on March 14, 2000, approved and directed that there be submitted to the shareholders of the Company, for approval, a new Investment Advisory Agreement between the Company and the Adviser.

                    If the Merger is not completed but the proposed new Investment Advisory Agreement is approved by the shareholders, the Adviser will operate under the new Investment Advisory Agreement. If the Merger is not completed, the new Investment Advisory Agreement will become effective upon termination of the definitive merger Agreement. In the event the proposed new Investment Advisory agreement is not approved by shareholders and the Merger is completed, the Board of Directors of the Company will promptly seek to enter into new investment advisory arrangements for the Company, subject to any required approval by the shareholders. If the new Investment Advisory Agreement is not approved and the Merger is not completed, the Company will continue to operate under the current Investment Advisory Agreement in the form approved by the Board of Directors on March 14, 2000.

COMPLIANCE WITH SECTION 15(F) OF THE 1940 ACT

                    Section 15(f) of the 1940 Act provides that when a change in the control of an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. First, no "unfair burden" may be imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable thereto. Second, during the three-year period immediately following consummation of the transaction, at least 75% of the investment company's board of directors must not be "interested persons" of the investment adviser within the meaning of the 1940 Act.

                    With respect to the first condition, the term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). The Company is not aware of any such compensation arrangements.

                    With respect to the second condition, one of the Company's Directors standing for reelection might be considered an interested person of U.S. Trust Corporation and might become an interested person of Schwab upon consummation of the Merger. Since at least 75% of the Company's Directors will not be interested persons of Schwab upon consummation of the Merger, the Company expects to comply with this condition of Section 15(f).

DESCRIPTION OF THE NEW INVESTMENT ADVISORY AGREEMENT

                    A copy of the new Investment Advisory Agreement is attached to the Proxy Statement as Appendix A. The description of the new Investment Advisory Agreement that follows is qualified in its entirety by reference to Appendix A.

                    Under the Investment Advisory Agreement, the Adviser would formulate a continuing program for the management of the assets and resources of the Company, provide a full range of advice and recommendations, including recommendations regarding specific securities to be purchased or sold by the Company, and obtain and evaluate statistical, economic and other research information with respect to the economy, business, securities markets and types of securities, all in conformity with the Company's investment objectives and policies. In addition to providing investment advisory services, the Adviser, at its own expense, would provide portfolio trading facilities and make available to the Company appropriate executive, investment, clerical and other personnel as well as computer and other services for the conduct of its investment business and the administration of its affairs. The Adviser would compensate all Company personnel and officers (other than the President) and those Company directors who are officers or employees of the Adviser. The Adviser at its expense would also provide the Company with office space and facilities and business equipment and pay the cost of keeping the Company's books and records.

                    For the services rendered and the expenses assumed by the Adviser under the Investment Advisory Agreement, the Company would pay the Adviser an annual fee at the rate of 0.5% of the Company's net asset value up to and including $100,000,000, 0.4% of such net asset value over $100,000,000 up to and including $200,000,000 and 0.3% of such asset value over $200,000,000. The investment advisory fee would be computed quarterly on the basis of the net asset value as of last day of each quarter. During the year ended December 31, 1999, the Company paid investment advisory fees in the total amount of $199,478 to the Adviser. The Company's net asset value as of December 31, 1999, was $38,262,699.

                    The Company would be responsible for the payment of all its expenses which are not specifically assumed by the Adviser under the Investment Advisory Agreement. However, in the event in any year the sum of the Company's expenses (including the Adviser's investment advisory fee but excluding interest, taxes and brokerage commissions relating to the purchase or sale of portfolio securities, the Company's expenses of future public offerings of its shares and extraordinary expenses beyond the control of the Adviser) were to exceed 1 1/2% of the average value of the Company's net assets during such year up to $30,000,000, plus 1% of the average value of the Company's net assets during such year in excess of $30,000,000, the Adviser would be obligated to reimburse the Company promptly for such excess expenses. In addition, under the Investment Advisory Agreement, the Adviser would not be responsible for any mistake in judgment or in any event whatsoever except for lack of good faith or for any conduct on the part of the Adviser constituting a breach of fiduciary duty involving personal misconduct in respect of the Company, so long as such judgment or other event does not constitute wilful malfeasance, bad faith, gross negligence in the performance of the Adviser's duties or reckless disregard of its obligations and duties under the Investment Advisory Agreement.

                    The new Investment Advisory Agreement will be dated as of the date of the Merger. The Investment Advisory Agreement would continue in effect for two years from the date of the Merger and thereafter would continue from year to year provided such continuance is specifically approved at least annually (i) by the vote of a majority of the Company's outstanding voting securities, as defined in the Investment Company Act of 1940, entitled to vote at the Annual Meeting or by its Board of Directors or (ii) by the vote of a majority of the directors of the Company who are not parties to the contract or "interested persons" (as defined in the Investment Company Act of 1940) of the Company, or the Adviser. The Investment Advisory Agreement is terminable on 60 days' written notice by any party thereto and will terminate automatically if assigned.

                    The Investment Advisory Agreement would reserve to the Adviser all rights to the use of the term "Excelsior" and the symbol used by the Company, which appears on the Notice of Annual Meeting. The Investment Advisory Agreement further provides that if the Adviser (or an organization which has succeeded to the business of the Adviser) ceases to be the investment adviser to the Company, the Company will cease to use in its name the term `Excelsior,' or any name suggesting that the Company is or has been advised by the Adviser, and the use of such symbol.

                    The foregoing description of the Investment Advisory Agreement does not purport to be complete but contains a summary of the material provisions thereof. The complete Investment Advisory Agreement is attached as Appendix A.

INFORMATION REGARDING INVESTMENT ADVISER

                    The Adviser, which has its principal offices at 114 West 47th Street, New York, New York 10036, is a New York State-chartered bank and trust company and a member bank of the Federal Reserve System. The Adviser is a wholly owned subsidiary of the U.S. Trust Corporation, a registered bank holding company, which has its principal offices at 114 West 47th Street, New York, New York 10036. The Adviser provides wealth management, fiduciary and banking services to individuals, corporations and institutions, both nationally and internationally, including investment management and consulting, trust and estate services, financial and estate planning, corporate trust and agency services, custodial services and personal and corporate banking. On
December 31, 1999, the Adviser had approximately $51.2 billion in aggregate assets under management. The trustees of the Adviser, who are also Board members of U.S. Trust Corporation, and their principal occupations are as follows:

         NAME                                     PRINCIPAL OCCUPATION
-----------------------   --------------------------------------------------------------------
Eleanor Baum...........   Dean of Engineering at The Cooper Union for the Advancement of
                          Science & Art.
Samuel C. Butler.......   Partner in Cravath, Swaine & Moore.
Peter O. Crisp.........   Retired Chairman of Venrock, Inc.
Philippe de               Director of the Metropolitan Museum of Art.
Montebello.............
Robert E. Denham.......   Partner in Munger, Tolles & Olson LLP.
Antonia M. Grumbach....   Partner in Patterson, Belknap, Webb & Tyler, LLP.
Peter L. Malkin........   Chairman of Wien & Malkin LLP.

         NAME                                     PRINCIPAL OCCUPATION
-----------------------   --------------------------------------------------------------------
Jeffrey S. Maurer......   President and Chief Operating Officer of the Adviser.
David A. Olsen.........   Retired Chairman of the Board of Johnson & Higgins.
Carl H. Pforzheimer       Managing Partner in Carl H. Pforzheimer & Co.
III....................
Maribeth S. Rahe.......   Vice Chairman of the Adviser.
H. Marshall Schwarz....   Chairman of the Board and Chief Executive Officer of the Adviser.
Philip L. Smith........   Corporate Director and Trustee.
John H. Stookey........   Chairman of Suburban Propane Pts.
Frederick B. Taylor....   Vice Chairman and Chief Investment Officer of the Adviser.
Robert N. Wilson.......   Vice Chairman of the Board of Johnson & Johnson.
Ruth A. Wooden.........   President and Chief Executive Officer of The Advertising Council,
                          Inc.

                    The address of the Adviser and all its directors is 114 West 47th Street, New York, NY 10036. Robert D. Cummings, Secretary and Treasurer of the Company, and Robert R. Johnson, Assistant Secretary and Assistant Treasurer of the Company, are each officers of the Adviser. No other officer or Director of the Company is an officer, employee or shareholder of the Adviser or owns securities or has any other material direct or indirect interest in the Adviser or any other person controlling, controlled by or under common control with the Adviser. The Adviser renders investment advisory and related services to clients other than the Company, including other investment companies, with similar or different investment objectives and policies.

                    The Adviser is a wholly-owned subsidiary of U.S. Trust Corporation which was incorporated on December 5, 1977 and which is located at 114 West 47th Street, New York, N.Y. 10036.

THE EVALUATION BY THE BOARD OF DIRECTORS

                    At a meeting on March 14, 2000, the Directors of the Company considered information with respect to whether the new Advisory Agreement with the Adviser was in the best interests of the Company and its shareholders. The Board of Directors of the Company considered, as they have in the past, the nature and quality of services expected to be provided by the Adviser and information regarding fees, expense ratios and performance. In evaluating the Adviser's ability to provide services to the Company, the Directors considered the Merger and other information as to the Adviser's business organization, financial resources and personnel. The directors noted that the new Advisory Agreement is substantially the same as the current Advisory Agreement (except as noted above) and that the contractual advisory fee rate payable by the Company under the new Advisory Agreement would be identical to that payable under the current Advisory Agreement. With respect to the provisions of the new Advisory Agreement regarding use of employees and affiliates of the Adviser, the directors considered that such provisions would allow the Adviser to use the best talent within its organization to provide services to the Company. Finally, the directors considered that the provision permitting them to approve an amendment to the new Advisory Agreement unless shareholder approval was required under the 1940 Act was permitted by current law and would provide the Company with the flexibility to make non-material changes to the agreement without the expense of a shareholder vote.

                    Based upon its review, the Board of Directors of the Company concluded that the new Advisory Agreement with the Adviser is reasonable, fair and in the best interests of the Company and its shareholders, and that the fees provided in the new Advisory Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

                    Shareholder approval of the Investment Advisory Agreement requires the affirmative vote of the holders of (i) 67% of the Company's voting securities, as defined in the Investment Company Act of 1940, present and entitled to vote at the Annual Meeting, if the holders of more than 50% of the Company's outstanding voting securities are present or represented by proxy at the Annual Meeting or (ii) a majority of the Company's outstanding voting securities, whichever is less.

                    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT.

ITEM 3--TO CONSIDER AND ACT UPON THE SELECTION BY THE BOARD OF DIRECTORS OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                    The Audit Committee of the Board of Directors has recommended and the Board of Directors of the Company, including a majority of those directors who are not "interested persons" of the Company, has selected PricewaterhouseCoopers LLP to act as the independent certified public accountants of the Company for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has no material direct or indirect financial interest in the Company. This selection is subject to the ratification by the shareholders of the Company at the Annual Meeting. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                    During the year ended December 31, 1999
PricewaterhouseCoopers LLP was engaged by the Company: (1) to examine its financial statements as of December 31, 1999; (2) to assist and consult with the Company in connection with the preparation of the Company's reports on Forms N-SAR and N-2 for filing with the Securities and Exchange Commission; and (3) to assist and consult with the Company on tax matters.

                    The ratification of PricewaterhouseCoopers LLP as auditors of the Company requires the affirmative vote of the holders of (i) 67% of the Company's voting securities, as defined in the Investment Company Act of 1940, present and entitled to vote at the Annual Meeting, if the holders of more than 50% of the Company's outstanding voting securities are present or represented by proxy at the Annual Meeting or (ii) a majority of the Company's outstanding voting securities, whichever is less.

                    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY.

                                 OTHER MATTERS

                    The management knows of no business to be brought before the Annual Meeting except as mentioned above. If, however, any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote on such matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION

BROKERAGE COMMISSIONS ON PORTFOLIO TRANSACTIONS

                    In accordance with the Company's investment policies, its investments are in debt securities, which are generally traded through dealers acting for their own account as principals and not as brokers; no brokerage commissions are payable in such transactions. During 1999, all portfolio transactions were with principals. During 1999 the Company's portfolio turnover rate was 16.09%.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

                    Proposals of shareholders intended to be presented at the Company's Annual Meeting of Shareholders to be held in April 2001, must be received by the Company, at its principal executive offices, by January 5, 2001, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

  YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

             YOU MAY ALSO VOTE BY PHONE BY CALLING 1-800-840-1208.

                              By Order of the Board of Directors,
                              Robert D. Cummings, Secretary
April 5, 2000

APPENDIX A
                         INVESTMENT ADVISORY AGREEMENT

                                          AGREEMENT made this          day of
                                     , by and between EXCELSIOR INCOME SHARES,
                                INC., a New York corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation (the "Adviser").

                    In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                    1. The Adviser shall act as investment adviser for and provide personnel and corporate administrative services for the Company and shall make available trading desk facilities to the Company, subject to and upon the terms and conditions set forth in this Agreement. The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as investment adviser to the Company under applicable law provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons; (ii) the use of an affiliate's employees does not result in a change in control or management of the Adviser under the Investment Company Act of 1940 (the "1940 Act"); and (iii) the use of an affiliate's employees has been approved by the board of directors of the Company.

                    2. In acting as investment adviser to the Company, the Adviser shall (a) formulate a continuing program to provide advice and recommendations for the management of the assets and resources of the Company in a manner consistent with the Company's investment objectives, policies and restrictions and the provisions of the 1940 Act and other applicable laws, and in this connection make specific recommendations and furnish advice to the Company regarding securities proposed for purchase and sale by the Company and the portion of its assets to be held in cash or cash equivalents in order to carry out such program; (b) obtain and evaluate such research information relating to the economy, industries, businesses, securities markets and types of securities as it may deem necessary or useful in the discharge of its obligations hereunder or as may be reasonably requested by the Company;
(c) generally take such other steps as the Adviser may deem necessary or appropriate in assisting in the implementation by the Company of such program, recommendations, advice and research information; and (d) make available to the Company, upon reasonable notice, officers or investment personnel of the Adviser for consultation with the officers and directors of the Company in connection with the Company's investment objectives and policies and also furnish to or place at the disposal of the Company such of the information, reports, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties hereunder as the Company may, at any time or from time to time, reasonably request or as the Adviser may deem helpful to the Company.

                    3. In making available trading-desk facilities to the Company for the placement of purchase and sale orders to carry out portfolio transactions of the Company or for the clearance of transactions placed on behalf of the Company, orders will be placed through such facilities consistent with the statements set forth under "Brokerage Commissions on Portfolio Transactions" in the Company's proxy statement dated April 5, 2000 (the "Proxy Statement"), receipt of a copy of which is hereby acknowledged by the Adviser.

                    4. The Adviser, at its expense, shall furnish to the Company such officers and such executive, investment, administrative and other office personnel (other than the president and chief executive officer), as well as such clerical, book and record-keeping, computer and other administrative services (exclusive of and in addition to any such services provided or furnished by any custodian, transfer agent or to other institutional agent retained by the

Company) as the Company may reasonably require in the conduct of its business, including the maintenance of the Company's accounts and records, the preparation of all requisite reports, tax returns and other documents for the Company and the performance of all other functions necessary for the maintenance of its corporate existence and its shareholder relations. The Adviser shall pay the compensation of all such officers and other personnel and agrees that if any such persons, or any officer, director, employee or other interested person1 of the Adviser shall be, or be elected as, officers or directors of the Company, they shall serve as such without additional compensation from the Company. The compensation of the president and chief executive officer of the Company, including any director's fees to which he may be entitled, shall be paid by the Company. The Adviser shall also, at its expense, provide the Company with adequate office space and all necessary office equipment, and shall pay the cost of telephone, heat, air-conditioning and utilities services for the Company.

                    5. The Company shall pay or provide for the payment for its own account of all its expenses not specifically assumed by the Adviser as hereinbefore provided, which expenses shall include, without limitation, interest, taxes, brokerage commissions, compensation and expenses of directors who are not interested persons2 of the Company, out-of-pocket expenses of officers of the Company in connection with any travel or other activities carried out on behalf of the Company other than in its office, legal and auditing expenses, fees and expenses of the custodian, transfer agent or other institutional agents, all expenses in connection with maintaining the registration of the Company under the 1940 Act and making reports thereunder and registering and qualifying the shares of Common Stock of the Company for issuance and sale under the Securities Act of 1933 and under "Blue-Sky" laws of the various states, costs of engraving or printing the Company's stock certificates, the expenses of stockholders' meetings and of printing and mailing proxy materials, reports and notices to its shareholders, corporate filing fees, dues, fees and expenses relative to stock-exchange listings and for membership in trade associations and costs of fidelity bonds and other bonding or insurance coverage requisite to the operations of the Company.

                    6. For the services rendered and expenses assumed by the Adviser for the Company pursuant to this Agreement, the Company shall pay to the Adviser an annual fee at the rate of (a) 0.5% of the Company's net assets up to and including $100,000,000; plus (b) 0.4% of the Company's net assets over $100,000,000 up to and including $200,000,000; plus (c) 0.3% of the Company's net assets over and above $200,000,000. This fee shall be computed by the Company, with the assistance of the Adviser, quarterly on the basis of the net asset value as of the last day of each quarter, provided, however, that for the initial quarterly period and upon any termination of this Agreement before the end of any quarter the amount of the annual fee which shall be accrued by the Company for payment to the Adviser at the end of the initial quarter or date of termination shall be prorated according to the proportion such period bears to the full quarterly period. For the purpose of computing the annual fee, the Adviser shall determine the value of the Company's net assets on the same basis as such net assets are determined for the Company's Annual Report to the Securities and Exchange Commission.

                    7. If, in any calendar year, the sum of the expenses to be paid by the Company as provided in Section 5 hereof (other than interest, taxes and brokerage commissions relating to the purchase or sale of portfolio securities, expenses of any public offerings of the Company's Common Stock and extraordinary expenses beyond the control of the Adviser) plus the Adviser's fee as provided under Section 6 hereof shall exceed 1 1/2% of the average of the closing values of the Company's net assets, computed each week on the last day on which the New York Stock Exchange is open, during such year (or portion thereof, if applicable, as to the years during which the Agreement is commenced and terminated) up to and including $30,000,000 plus 1% of the average of the closing values of the Company's net assets (computed on the same basis) over $30,000,000, the Adviser shall promptly reimburse the

------------
1 As such term is used in the 1940 Act and the rules and regulations thereunder.
2 As such term is used in the 1940 Act and the rules and regulations thereunder.

Company for the amount of such excess expenses prior to the publication of the Company's annual report to shareholders in the next succeeding calendar year.

                    8. The Adviser shall at all times maintain a staff of officers and other trained personnel in order to enable it to perform its obligations under this Agreement. The Adviser agrees to use its best efforts to achieve the Company's objectives in acting as investment adviser and to provide trading-desk facilities and render administrative services to the Company as provided in this Agreement; but nothing herein contained shall be deemed to preclude the Adviser, at its expense and at no additional expense to the Company, from employing, retaining or otherwise availing itself of the services of other persons or organizations for the purpose of providing the Adviser or the Company with such services, advice or assistance as the Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or, in its opinion, otherwise helpful to the Company.

                    The services of the Adviser to the Company are not to be deemed to be exclusive, and the Adviser shall be free to render investment-advisory, management, administrative or other services to others, including, without limitation, other investment companies with the same or different investment objectives and policies and to engage in other activities without limitation. It is understood and agreed that, to the extent permitted by law, officers or directors of the Adviser may serve as officers or directors of the Company, and that officers or directors of the Company may serve as officers or directors of the Adviser, and that, to the extent permitted by law, the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies with the same or different investment objectives and policies.

                    9. The Adviser shall be held harmless by the Company and shall not be subject to liability to the Company or to any stockholder of the Company for any mistake in judgment or in any event whatsoever except for lack of good faith on the part of the Adviser or for any conduct on the part of the Adviser constituting a breach of fiduciary duty involving personal misconduct in respect of the Company, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Company or to any stockholder of the Company to which the Adviser would otherwise be subject by reasons of an act or practice by the Adviser constituting willful malfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard to its obligations and duties hereunder.

                    No provisions of this Agreement shall be deemed to protect any director or officer of the Company against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of the duties involved in the conduct of his affairs.

                    10. This Agreement (unless terminated as hereinafter provided) shall continue in effect until the second anniversary of the date hereof, and thereafter from year to year; provided, however, that this Agreement shall be specifically approved at least annually by (a) a majority of the board of directors of the Company or the vote of a majority of the outstanding voting securities3 of the Company and (b) the vote of a majority of such directors who are not interested persons4 of any party of this Agreement, cast in person at a meeting called for the purpose of voting on such approval. If approval of the continuation of this Agreement is not obtained pursuant to the foregoing, this Agreement shall expire by its terms twelve (12) months after the date of the last approval.

                    No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or

--------------
3 As such term is used in the 1940 Act and the rules and regulations thereunder.
4 As such term is used in the 1940 Act and the rules and regulations thereunder.

termination is sought, and no amendment of this Agreement shall be effective until approved by a majority of the Company's outstanding voting securities, if such vote is required by the 1940 Act, or by a majority of the board of directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

                    In each event that the stockholders of the Company are asked to approve the continuation or amendment of this Agreement, the prior approval of a majority of the board of directors who are not interested persons5 of any party to this Agreement shall also be required.

                    11. This Agreement may be terminated at any time without the payment of any penalty (a) by the Company, upon sixty (60) days' notice in writing to the Adviser, provided such termination be authorized by resolution of the board of directors of the Company or by a vote of a majority of the outstanding voting securities6 of the Company; or (b) by the Adviser upon sixty
(60) days' notice in writing to the Company. (An affiliate of the Adviser may assume the Adviser's obligations under this Agreement provided that (i) the affiliate is qualified to act as an investment adviser to the Company under applicable law; (ii) the assumption will not result in a change of actual control or management of the Adviser under the 1940 Act; and (iii) the assumption of the Adviser's obligations by the affiliate is approved by the board of directors of the Company.)

                    12. This Agreement shall automatically and immediately terminate in the event of its assignment.7

                    13. The Company hereby acknowledges that the Adviser has full right, title and interest in and to the symbol appearing on the front and back pages of the Company's definitive prospectus dated May 3, 1973 and the use of the term "Excelsior" in connection with the name of or other designation for any investment company or other activity, and that the Adviser may cause such symbol and such term to be used in connection with the name of or other designation for any other investment company or other entity with the same or different investment objectives and policies. Accordingly, the Adviser consents to the use by the Company of such symbol and the term "Excelsior" by itself or in combination with any other term including "Shares" in its name so long as this contract (or any contract with any organization which has succeeded to the business of the Adviser) or any extension, renewal or amendment thereof remains in effect. The Company agrees that if and when no such contract is in effect, it will, if so required by the Adviser (a) cease the use of the symbol and the term "Excelsior" by itself or in combination with any other term including "Shares" in its name or any name indicating or suggesting that the Company is advised by the Adviser, and (b) not thereafter refer to the former association between the Adviser and the Company except as required by law.

------------
5  See footnote 4.
6  See footnote 3.
7 As such term is used in the 1940 Act and the rules and regulations thereunder.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                           EXCELSIOR INCOME SHARES, INC.


                           by:
                           -----------------------------
                               Authorized Officer
{Seal}
ATTEST:

----------------------

                           UNITED STATES TRUST COMPANY
                           OF NEW YORK

                           by:
                           -----------------------------
                               Authorized Officer
{Seal}
ATTEST:

----------------------